PART III

ITEM 1. INDEX TO EXHIBITS



Exhibit Number          Description of Exhibit


3.1 CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION FOR NTECH, INCORPORATED

3.2                     CERTIFICATE OF INCORPORATION OF NTECH CORPORATION

3.3 CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION, THE INSTITUTE OF NEW PHYSICS, INCORPORATED

3.4 CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION, THE INSTITUTE OF NEW PHYSICS, INCORPORATED

3.5                     ARTICLES OF INCORPORATION, THE INSTITUTE OF NEW
                        PHYSICS, INCORPORATED

3.6                     BY-LAWS

10.1                    TECHNOLOGY TRANSFER AGREEMENT

10.2                    TECHNOLOGY TRANSFER AGREEMENT

10.3                    TECHNOLOGY TRANSFER AGREEMENT

10.4                    EMPLOYMENT AGREEMENT

16.1                    LETTER REGARDING CHANGE OF CERTIFYING ACCOUNTANT

27.1                    FINANCIAL DATA SCHEDULE